Exhibit 99.1

IDENTIV REPORTS FIRST QUARTER 2017 RESULTS

First Quarter Revenue of $13.4 Million, Up 7% Year-over-Year,

GAAP Net Loss of $(0.7)M and Adjusted EBITDA of $0.3M

FREMONT, Calif., May 10, 2017 — Identiv, Inc. (NASDAQ: INVE) today announced financial results for its fiscal 2017 first quarter ended March 31, 2017. For the first quarter, total revenues were $13.4 million, GAAP gross margin was 43%, GAAP net loss was $(0.7) million, and adjusted EBITDA was $0.3 million.

“We have continued our trajectory of growth year-over-year, with consistent, organic growth now across all major segments. At the same time, we achieved positive adjusted EBITDA for a third consecutive quarter, confirming our business model and target for growth from a strong operating base. This reflects the leverage we are seeing following our operating expense re-focusing last year, combined with the growth resurgence across our core businesses,” said Steven Humphreys, Identiv CEO. “Given the usual first quarter seasonality, we are particularly pleased to see new-agency FICAM wins in the U.S. federal government in the period. We are also encouraged by the strong performance of our RFID transponders, and desktop and mobile smart card readers, modules and chips.

The strong results in these segments are built on our close working relations with our OEM partners and customers to develop and integrate optimized smart card reader solutions, as well as item-level identification and instrumentation using NFC, HF, and UHF technology. We are expanding the value of our solutions with sensors, on-device power, and additional intelligence in connected ecosystems. As device-level data drives competitive advantages for our customers, we believe our platforms are becoming established as one of the gold standards for pervasive data enabling of all things. In physical access, we have started the year by hitting several milestones key to 2017 and beyond, including U.S. government APL approval for our Hirsch Velocity FICAM solution and integration of our enterprise-class Hirsch Mx Controllers into the ICPAM platform for the Cisco channel.”

First Quarter 2017 Financial Highlights

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Revenues for the first quarter of 2017 were $13.4 million, compared to $14.6 million in the fourth quarter of 2016 and $12.5 million in the first quarter of 2016, reflecting a sequential decrease of 9% from the fourth quarter of 2016, and a year-over-year increase of 7% from the first quarter of 2016. Sequentially, the Company’s usual seasonality resulted in lower domestic sales with regard to U.S. government related projects in the Physical Access Control Systems (PACS) and Identity segments. This was partially offset by higher sales in the international markets for the same segments, as well as strong growth in the Credentials segment, driven by a 41% increase in RFID transponder sales. Year-over-year, revenue grew across the three main segments. Revenue in the Identity segment grew 23%, mainly reflecting strong demand for reader chipsets by an OEM partner, as well as the initial shipment of smart card readers for an international government customer in the APAC region, where the Company’s desktop readers are used to authenticate military personnel. Revenue in the Credentials segment grew 11%, including continued delivery of RFID transponders for library applications and demand for Felica-based payment and loyalty applications in Japan. Physical Access Control Systems (PACS) segment sales grew 5% versus the comparable quarter last year. The change mainly reflects sales of ICPAM-related physical access solutions through the Cisco channel and initial shipments into new federal government customers. The year-over-year growth was partially offset by a revenue decrease in the All Other segment following the discontinuation of non-core product lines as part of the restructuring in the first quarter of 2016.

•	GAAP gross margin was 43% in the first quarter of 2017, compared to 43% in the fourth quarter of 2016 and 42% in the first quarter of 2016. The year-over-year margin development reflects a margin increase in the PACS and Credentials segments, partially offset by product mix and a lower proportion of revenue contributed by the higher margin PACS segment versus the Credentials segment.

•	GAAP operating expenses, including research and development (R&D), sales and marketing (S&M), general and administrative (G&A), and restructuring and severance charges, were $6.6 million, compared to $6.4 million in the fourth quarter of 2016 and $13.6 million in the first quarter of 2016, reflecting a sequential increase of 4% and a year-over-year decrease of 51%. The year-over-year change mainly reflects the implementation of the Company’s restructuring plan.

•	Non-GAAP operating expenses for the quarter were $5.7 million, compared to $5.4 million in the fourth quarter of 2016 and $9.4 million in the first quarter of 2016, reflecting a sequential increase of 6% and a year-over-year reduction of 39%. Non-GAAP operating expenses are in line with the Company’s previously announced target of less than $6 million quarterly of business-related operating expenses.

•	GAAP net loss was $(0.7) million, or $(0.06) per share in the first quarter of 2017, compared to $(1.1) million, or $(0.10) per share in the fourth quarter of 2016, and $(8.9) million, or $(0.83) per share in the first quarter of 2016. In comparison, the fourth quarter of 2016 included a net credit of $0.01 million related to restructuring and severance, and the first quarter of 2016 included restructuring and severance related costs of $2.7 million.

•	Non-GAAP adjusted EBITDA was $0.3 million in the first quarter of 2017, compared to $1.1 million in the fourth quarter of 2016 and $(3.8) million in the first quarter of 2016. The sequential change mainly reflects the seasonally lower revenue volume. The year-over-year change primarily reflects both a reduction in operating expenses following the business refocus in the first quarter of 2016 and revenue growth.

•	Cash was $7.9 million at March 31, 2017, compared to $9.1 million at December 31, 2016, mainly driven by changes in operating assets and liabilities and debt repayments related to the debt refinancing in February 2017.

“We have gained momentum as we have built the project pipeline in smart card readers and transponder platforms, as well as strengthening the Hirsch, Cisco and federal channels for PACS solutions. In addition, we believe the Hirsch Velocity solution to be the highest-performance, most cost-effective platform for FICAM compliance by federal agencies. Our flow of product releases, innovative integrations, and creative use cases, combined with our positioning as the go-to provider for cost-effective, high-security access systems, led to a very successful showing at the recent ISC West trade show, the industry’s flagship event. In transponders, this is mirrored by our presence at the RFID Journal LIVE! show, underway this week, at which we are launching the next generation of our intelligent, active RFID temperature sensor platform, and a range of other intelligent transponder solutions. From these and other initiatives, we see growth opportunities across all of our business segments. We are reconfirming our growth targets for the year,” added Mr. Humphreys.

Outlook and Guidance

The Company is confirming previously announced guidance for fiscal year 2017 of revenue between $64 million and $68 million and positive adjusted EBITDA between $4 million and $7 million.

Webcast and Conference Call Information

Identiv will host a conference call and audio webcast to discuss the results at 2:00 PM PT (5:00 PM ET). The webcast and conference call will be open to all interested investors. Should time allow, management will also answer questions sent to ir@identiv.com. The audio webcast can be accessed at identiv.com/investors/ir-events. The conference call can be accessed by dialing +1 847-585-4405 or +1 888-771-4371 (toll-free within the U.S.) using confirmation number 44798126. For those unable to join the live webcast, it will be archived following the event at identiv.com/investors/ir-events. A replay of the call will also be available for one week and can be accessed by dialing +1 630-652-3042 or +1 888-843-7419 (toll-free within the U.S.) using passcode 4479 8126#.

About Identiv

Identiv, Inc. is a global provider of physical security and secure identification. Identiv’s products, software, systems, and services address the markets for physical and logical access control and a wide range of RFID-enabled applications. Customers in the government, enterprise, consumer, education, healthcare, and transportation sectors rely on Identiv’s access and identification solutions. Identiv’s mission is to secure the connected physical world: from perimeter to desktop access, and from the world of physical things to the Internet of Everything. Identiv is a publicly traded company and its common stock is listed on the NASDAQ Capital Market in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures (Unaudited)

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP operating expenses and adjusted EBITDA discussed above exclude items that are included in GAAP net income (loss) and GAAP operating expenses, and excludes provision (benefit) for income taxes, net income (loss) attributable to non-controlling interest, interest expense, gain on extinguishment of debt, foreign currency gains (losses), stock-based compensation, amortization and depreciation, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this earnings release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release. Identiv has not provided a reconciliation of its full-year 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense, income tax expense (benefit), share-based compensation, and foreign currency (gains) losses. These components of net income (loss) could significantly impact Identiv’s actual net income (loss).

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future.

Any statement that is not a historical fact, including the statements regarding the Company’s its expectations regarding future operating and financial performance, including fiscal year 2017 guidance, the benefits and attributes of the Company’s products, the Company’s beliefs regarding the strength of its business and trends in the industry, the drivers of its business, its relationships with customers and traction within its customer base, market positioning, growth in its business, and business seasonality is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the Company’s ability to continue the momentum in its business, the level of customer orders, the success of its products and partnerships, industry trends, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

— Financials Follow —

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Net revenue	$13,392	$14,647	$12,485
Cost of revenue	7,695	8,401	7,191

Gross profit	5,697	6,246	5,294
Operating expenses:
Research and development	1,477	1,523	2,085
Selling and marketing	3,379	3,225	4,216
General and administrative	1,787	1,635	4,577
Restructuring and severance	—	(12)	2,739

Total operating expenses	6,643	6,371	13,617

Loss from operations	(946)	(125)	(8,323)
Non-operating income (expense):
Interest expense, net	(674)	(564)	(770)
Gain on extinguishment of debt	977	—	—
Foreign currency (loss) gain, net	(152)	(282)	229

Loss before income taxes and noncontrolling interest	(795)	(971)	(8,864)
Income tax benefit (provision)	118	(97)	(59)

Loss before noncontrolling interest	(677)	(1,068)	(8,923)
Less: Loss (income) attributable to noncontrolling interest	(10)	4	(2)

Net loss attributable to Identiv, Inc.	$(687)	$(1,064)	$(8,925)

Basic and diluted net loss per share	$(0.06)	$(0.10)	$(0.83)
Weighted average shares used to compute basic and diluted loss per share	11,127	11,098	10,747

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash	$7,882	$9,116
Accounts receivable, net of allowances	8,797	9,430
Inventories	12,577	11,596
Prepaid expenses and other assets	1,827	1,510

Total current assets	31,083	31,652
Property and equipment, net	2,200	2,416
Intangible assets, net	5,456	5,820
Other assets	754	712

Total assets	$39,493	$40,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,445	$6,024
Current portion - payment obligation	803	786
Current portion - financial liabilities	7,943	8,119
Deferred revenue	926	1,085
Accrued compensation and related benefits	1,724	1,520
Other accrued expenses and liabilities	4,062	5,032

Total current liabilities	22,903	22,566
Long-term payment obligation	3,766	3,987
Long-term financial liabilities	7,634	9,779
Other long-term liabilities	191	335

Total liabilities	34,494	36,667

Total stockholders’ equity	4,999	3,933

Total liabilities and stockholders’ equity	$39,493	$40,600

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2017	2016	2016
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP cost of revenue	$7,695	$8,401	$7,191
Reconciling items included in GAAP cost of revenue:
Stock-based compensation	(24)	(5)	(23)
Amortization and depreciation	(281)	(299)	(315)

Total reconciling items included in GAAP cost of revenue	(305)	(304)	(338)

Non-GAAP cost of revenue	$7,390	$8,097	$6,853

Non-GAAP gross profit margin	45%	45%	45%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$6,643	$6,371	$13,617
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(567)	(592)	(914)
Amortization and depreciation	(349)	(374)	(581)
Restructuring and severance	—	12	(2,739)

Total reconciling items included in GAAP operating expenses	(916)	(954)	(4,234)

Non-GAAP overhead costs	$5,727	$5,417	$9,383

Reconciliation of GAAP net loss to adjusted EBITDA
GAAP net loss attributable to Identiv, Inc.	$(687)	$(1,064)	$(8,925)
Reconciling items included in GAAP net loss:
Provision (benefit) for income taxes	(118)	97	59
Net income (loss) attributable to noncontrolling interest	10	(4)	2
Interest expense, net	674	564	770
Gain on extinguishment of debt	(977)	—	—
Foreign currency (gains) losses, net	152	282	(229)
Stock-based compensation	591	597	937
Amortization and depreciation	630	673	896
Restructuring and severance	—	(12)	2,739

Total reconciling items included in GAAP net loss	962	2,197	5,174

Adjusted EBITDA	$275	$1,133	$(3,751)